       1                                                           Exhibit 25





___________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549
                    _________________________

                            FORM  T-1

                    STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF
           A CORPORATION DESIGNATED TO ACT AS TRUSTEE
          ___________________________________________
      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
        A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
            ________________________________________

                         CHEMICAL BANK
      (Exact name of trustee as specified in its charter)

New York                                                   13-4994650
(State of incorporation                              (I.R.S. employer
if not a national bank)                           identification No.)

270 Park Avenue
New York, New York                                              10017
(Address of principal executive offices)                   (Zip Code)

                       William H. McDavid
                        General Counsel
                        270 Park Avenue
                    New York, New York 10017
                      Tel:  (212) 270-2611
   (Name, address and telephone number of agent for service)
         _____________________________________________
                    AT&T CAPITAL CORPORATION
      (Exact name of obligor as specified in its charter)

Delaware                                                   22-3022020
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                    identification No.)


44 Whippany Road
Morristown, N.J.                                           07962-1983
(Address of principal executive offices)                   (Zip Code)

          ___________________________________________
                           Securities
              (Title of the indenture securities)
     _____________________________________________________
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



                             GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

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

Item 16. List of Exhibits

       List below all exhibits filed as a part of this Statement of Eligibility.

       1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

       2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

       3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

       4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

       5.  Not applicable.

       6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

       7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       8.  Not applicable.

       9.  Not applicable.

                           SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 26th day of June, 1995.

                            CHEMICAL BANK


                            By R. Lorenzen
                               Senior Trust Officer

       4                                                 Exhibit 7 to Form T-1

                        Bank Call Notice

                       RESERVE DISTRICT NO. 2
                CONSOLIDATED REPORT OF CONDITION OF

                           Chemical Bank
            of 270 Park Avenue, New York, New York 10017
               and Foreign and Domestic Subsidiaries,
              a member of the Federal Reserve System,

            at the close of business March 31, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                         Dollar Amounts
               ASSETS                                       in Millions

Cash and balances due from depository institutions:
          Noninterest-bearing balances and
          currency and coin .................................      $  5,797
          Interest-bearing balances .........................         5,523
Securities:  .........................................
Held to maturity securities...........................         6,195
Available for sale securities.........................        17,785
Federal Funds sold and securities purchased under
          agreements to resell in domestic offices of the
          bank and of its Edge and Agreement subsidiaries,
          and in IBF's:
          Federal funds sold ................................         2,493
          Securities purchased under agreements to resell ...            50
Loans and lease financing receivables:
          Loans and leases, net of unearned income  $68,937
          Less: Allowance for loan and lease losses   1,898
          Less: Allocated transfer risk reserve ...     113
                                              ______
          Loans and leases, net of unearned income,
          allowance, and reserve ............................        66,926
Trading Assets .......................................        37,294
Premises and fixed assets (including capitalized
          leases)............................................         1,402
Other real estate owned ..............................            99
Investments in unconsolidated subsidiaries and
          associated companies...............................           148
Customer's liability to this bank on acceptances
          outstanding .......................................         1,051
Intangible assets .....................................          512
Other assets ..........................................        6,759
                                                              ______
TOTAL ASSETS .........................................      $149,034
                                                           =========
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                             LIABILITIES
Deposits
   In domestic offices ................................         $44,882
   Noninterest-bearing .........................$14,690
   Interest-bearing ........................... .30,192
                                                 ______
   In foreign offices, Edge and Agreement subsidiaries,
   and IBF's ..........................................          32,537
   Noninterest-bearing .........................$   146
   Interest-bearing .............................32,391
                                                 ______

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
   of its Edge and Agreement subsidiaries, and in IBF's
   Federal funds purchased ............................          10,587
   Securities sold under agreements to repurchase .....           3,083
Demand notes issued to the U.S. Treasury ..............             464
Trading liabilities ...................................          31,358
Other Borrowed money:
   With original maturity of one year or less .........           7,527
   With original maturity of more than one year .......             914
Mortgage indebtedness and obligations under capitalized
   leases .............................................              20
Bank's liability on acceptances executed and outstanding          1,054
Subordinated notes and debentures .....................           3,410
Other liabilities .....................................           5,986

TOTAL LIABILITIES .....................................         141,822
                                                                _______

                            EQUITY CAPITAL
Common stock ..........................................             620
Surplus ...............................................           4,501
Undivided profits and capital reserves ................           2,558
Net unrealized holding gains (Losses)
on available-for-sale securities ......................            (476)
Cumulative foreign currency translation adjustments ...               9

TOTAL EQUITY CAPITAL ..................................           7,212
                                                                 ______
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
   STOCK AND EQUITY CAPITAL ..........................         $149,034
                                                             ==========
I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                            JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                            WALTER V. SHIPLEY       )
                            EDWARD D. MILLER        )DIRECTORS
                            WILLIAM B. HARRISON     )